PROSPECTUS dated November 10, 1999             PRICING SUPPLEMENT NO. 1
and PROSPECTUS SUPPLEMENT dated                Dated August 8, 2000
February 2, 2000                               Commission File No.: 333-74355
CUSIP:  27806KAA2                              Filed pursuant to Rule 424(b)(2)


                                  $100,000,000

                               EATON CORPORATION

                               Medium-Term Notes



Principal amount:          $100,000,000
Price to public:           100.00%
Agent's commission:        0.25%
Net proceeds to Eaton
     before expenses:      $99,750,000
Selling agents(s):         Chase Securities Inc.
Trade date:                August 8, 2000
Settlement date:           August 11, 2000
Interest rate:             7.05%
Interest payment dates:    April 15 and October 15, commencing October 15, 2000
Stated maturity date:      September 4, 2002
Regular record dates:      April 1 and October 1
Specified currency:        US Dollars
Redeemable by Eaton:       No
Repayable at the option
     of holder:            No
Form                       /X/ Global note(s)
                           / / Certified
Discount rate:             None
Default rate:              None

Other provisions:

Medium-Term Notes may be issued by Eaton in an aggregate principal amount of up to $800,000,000 or its equivalent in one or more foreign currencies or composite currencies. To date, including this offering, an aggregate of $100,000,000 of Medium-Term Notes has been issued.